EXHIBIT 10.2

Summary Translation

of

Lease Agreement

By and Between

Beijing Fanrui Asset Management Co., Ltd.

and

Butterfly Effect Culture Media (Beijing) Co., Ltd.

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This Lease Agreement (the “Agreement”) was entered into by the parties on September 22, 2017 in Chaoyang District, Beijing, China.

Lessor: Beijing Fanrui Asset Management Co., Ltd.

Address: *

Contact: *

Phone: *

Leasee: Butterfly Effect Culture Media (Beijing) Co., Ltd.

Address: *

Contact: *

Phone: *

Article 1

1.1 The leased property is located in the community “***”, Building F 16 (the “Property”), of an aggregate of 677.34 square meters. The rend and other fees and expenses shall be based on this size of the Property, regardless of the actual size of the Property.

1.2 The Exhibit 3 lists the Property’s current appliances, decorations, and other equipment.

1.3 The use of this Property is solely for office purposes. Without prior governmental approval and the Leasor’s consent, the Leasee shall not change and alter the use of this Property.

1.4 The Leasee understands and acknowledges that the Leasor has the right to manage, lease and sublet this Property.

Article 2

2.1 This Agreement has a term of three years, from 9.22.2017 to 9.21.2020.

2.2. The first three months are free for the Leasee to renovate the Property. However, the Leasee shall pay for the HOA at a price of RMB 0.65 per square meter per day during the first three months.

2.3 The Leasee shall move into this Property on or before 12.21.2018.

2.4 The Leasee has the obligation to pay the rent in a timely manner in full as set forth in section 2.1.

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Article 3

3.1 Rent

3.1.1 Standard: From 9.22.2017 to 9.21.2019, the monthly rent shall be RMB 123,614.55 or the annual rent shall be RMB 1,483,374.60.

3.1.2 During the third year of the this lease, the rent shall increase by 8%.

3.1.3 From 9.22.2019 to 9.21.2020, the monthly rent shall be RMB 133,503.71 or the annual rent shall be RMB 1,602,044.52.

3.2 Deposit

The Leasee shall pay to the Leasor a deposit equal to three months of rent in an account managed by the Leasor, which does not bear any interest. ***

Return of the Deposit: within 70 days after the end of this Term, the Leasor shall return the Deposit to the Leasee without interest only if all of the following conditions are met:

i)	The full Term shall have lapsed;
ii)	No violation of the property management company’s rules;
iii)	The Leasee shall have vacated from the Property;
iv)	The Property shall have remained in a good condition;
v)	All fees and rent have been fully paid by the Leasee; and
vi)	The Leasee has updated its business address or terminated its business.

3.3 Payments

The Leasee shall make a payment of six months of rent each time according to the Rent Payment Timeline, attached as Exhibit 1.

3.4 Leasor’s Bank Account

*

3.5 *

Article 4 Delivery of the Property

***

Article 5 Miscellaneous Fees and Expenses

***

Article 6 Use of the Property and Maintenance Obligations

***

Article 7 The Leasor’s Undertakings, Rights and Obligations

***

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Article 8 The Leasee’s Rights and Obligations

***

8.12 This Agreement shall terminate automatically at the end of its Term unless the Leasee notifies the Leasor its intent to renew the lease with at least three months of advance notice. Under the same terms, the Leasee has the first right of refusal to lease the Property if the Leasee gives proper notice. If the Leasee does not give notice to renew the lease at least three months prior to the end of this Agreement, the Leasor shall have the right to arrange visits with potential leasors and post leasing advertisements at proper places reasonable to the Leasee.

8.13 without prior written consent, the Leasee shall not sublet this Property to any third party.

Article 9 Notice and Delivery

***

Article 10 Events of Default

***

Article 11 Termination

11.1 This Agreement shall terminate automatically upon the end of its Term. Upon termination of this Agreement, the Leasee shall return the Property to the Leasor and the Leasor shall sign the confirmation of return of the Property upon complete inspection of the Property.

11.2 At the termination of this Agreement, any fixtures, improvements, or decoration in the Property shall belong to the Leasor without any additional charge against the Leasor. Upon termination, the Leasee shall not damage the Property intentionally and the Leasor shall have the right to dispose such fixtures, improvements, or decorations.

Article 12 Dispute Resolution

***

Article 13 Waivers and Force Majeure

***

Article 14 Confidentiality

14.1 The parties agree that any information related to this Agreement, including any discussion about this Agreement, is confidential in nature as long as such information is not known to the public.

14.2 ***

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14.3 A party may disclose the information as described in section 14.1 as required by applicable laws or governmental requirements and such disclosure shall not be deemed as a violation of this Agreement. Meanwhile, the Leasor reserves its right to dispose its equity interest in the Property and such disposal shall not constitute a violation of this Agreement.

Article 15 Miscellaneous

***

[SIGNATURE PAGE]

The Leasor

Beijing Fanrui Asset Management Co., Ltd.

Date: 2017.9.21

Corporate seal

The Leasee

Butterfly Effect Culture Media (Beijing) Co., Ltd.

Date: 2017.9.21

Corporate seal

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